BY-LAWS

                                       of

                       ORANGE AND ROCKLAND UTILITIES, INC.


      SECTION 1. ANNUAL MEETINGS. The annual meeting of shareholders of the Corporation for the election of Directors and the transaction of other business shall be held on the Tuesday following the third Monday in May at the hour and place, within or without the State of New York, as may be designated by the Board of Directors.
      SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders of the Corporation may be called by the Board of Directors, and shall be called upon the request of shareholders holding a majority of the outstanding shares of stock entitled to vote at such meeting.
      SECTION 3. NOTICE OF MEETINGS. Written notice of the place, date and hour of every meeting of shareholders, the purpose of such meeting and, in case of a special meeting, the person or persons by or at whose direction the meeting is being called, shall be given, personally or by mail, or if permitted by applicable law by electronic means, by the Secretary, or other officer performing his or her duties, at least ten days, but not more than sixty days, before the meeting to each shareholder entitled to vote at such meeting. If mailed, such notice shall be directed to the shareholder at his or her address as it appears on the record of shareholders or to such other address as the shareholder shall have filed with the Secretary for such purpose; provided, however, that if a shareholder be present at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of the meeting, or in writing
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waives notice  thereof before or after the meeting, the mailing to such shareholder of notice of the meeting is unnecessary.
      SECTION 4. QUORUM. At any meeting, the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum, but less than a quorum shall have power to adjourn.
      SECTION 5. CHAIRMAN AND SECRETARY OF SHAREHOLDERS' MEETINGS. The Chairman of the Board, or a Director or officer designated by the Chairman of the Board, shall preside over all meetings of shareholders. The Secretary shall act as secretary of the meeting, if present. In his or her or her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.
      SECTION 6. NUMBER OF DIRECTORS. The business of the Corporation shall be managed under the direction of a Board consisting of three Directors, who shall be elected annually by the shareholders and shall hold office until their successors are elected and qualified. The number of Directors may be increased or decreased by the Board of Directors; provided that no decrease shall shorten the term of any incumbent Director. Vacancies occurring in the Board for any reason except the removal of Directors without cause may be filled by the Board of Directors.
      SECTION 7. REMOVAL OF  DIRECTORS.  Any or all of the  Directors  may
be  removed  for  cause by vote of the  shareholders  or by  action of the
Board of Directors.  Any or all of the  Directors  may be removed  without cause by vote of the shareholders.
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      SECTION 8. MEETINGS OF DIRECTORS. Meetings of the Board of Directors shall be held at the time and place fixed by the Board of Directors or upon call of the Chairman of the Board or President. The Secretary, or officer performing his or her duties, shall give 24 hours notice of all meetings of Directors; provided that a meeting may be held without notice immediately after the annual election of Directors, and notice need not be given of regular meetings held at times fixed by the Board of Directors. Meetings may be held at any time without notice if all the Directors are present and none protest the lack of notice either prior to the meeting or at its commencement, or if those not present waive notice either before or after the meeting. A majority of the entire Board shall constitute a quorum, but less than a quorum shall have the power to adjourn. The Chairman of the Board, or a Director designated by the Chairman of the Board, shall preside at all meetings of the Board.
      SECTION 9. COMMITTEES OF THE BOARD. The Board of Directors may designate from among its members an Executive Committee and other committees, each consisting of one or more Directors and each of which, to the extent provided in such resolution, shall have all the authority of the Board, except as otherwise provided by law.
      SECTION 10. ACTION BY BOARD OF DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all the members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and written consents thereto shall be filed with the minutes of the proceedings of the Board or the committee.
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      SECTION 11. DIRECTOR AND COMMITTEE ACTION BY CONFERENCE TELEPHONE. Any one
or more of the members of Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.
      SECTION 12. ELECTION OF CHAIRMAN OF THE BOARD AND OFFICERS. The Board of Directors, promptly after the election of Directors in each year, shall elect from among its members a Chairman of the Board, and shall elect a President and a Secretary, and may from time to time elect one or more Vice Presidents and such other officers as they may deem proper. Any two or more offices may be held by the same person.
      SECTION 13. TERM OF OFFICE AND VACANCIES. The term of office of all officers shall be until the meeting of the Board of Directors following the next annual meeting of shareholders and until their respective successors are chosen and qualify, but any officer may be removed from office at any time by the Board of Directors with or without cause. Vacancies among the officers may be filled by the Board of Directors at any meeting.
      SECTION 14. DUTIES OF OFFICERS. The President shall have such duties as usually pertain to his or her office, except as otherwise directed by the Board of Directors, and shall also have such powers and duties as may from time to time be conferred upon him or her by the Board of Directors. The other officers of the Corporation shall have such duties as usually pertain to their respective offices, except as otherwise directed by the Board of Directors, and

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shall also have such powers and duties as may from time to time be  conferred upon them by the Board of Directors.
      SECTION  15.  ETHICS  PROGRAM.  The Board of  Directors  shall  have
the   following   responsibilities   and   duties   with   regard  to  the
Corporation's ethics program:
                  (A)  Provide  oversight  and  direction  with  regard  to  the
                 Corporation's Ethics Program and to the ethics officer (the "Ethics Officer") appointed pursuant thereto in a manner that insures that the Corporation will operate in accordance with ethical principles;
                  (B) Receive reports at least quarterly from the Ethics Officer detailing the status of ethics initiatives, investigations, disciplinary procedures, compliance efforts and other related activities;
                  (C) Review and  determine  the actions,  if any,  beyond those undertaken  by  the  Ethics  Officer,  that  are  necessary  to
                 satisfactorily   resolve  any   reported   violations   of  the
                 Corporation's Ethics Program;
                  (D) Be available, through the Ethics Officer, as an avenue for employees, vendors and others to express concerns regarding possible ethical transgressions involving senior management of the Corporation.
      SECTION 16. AMENDMENTS OF BY-LAWS. The Board of Directors or shareholders may alter, amend or repeal any of these By-laws or adopt new By-laws at any meeting duly held as above provided.
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      SECTION  17.   INDEMNIFICATION.   (a)  Any  Director  or  officer  of  the
Corporation shall be indemnified by the Corporation to the full extent permitted by the Law of the State of New York in connection with any proceeding involving a Director or officer by reason of his or her being or having been a Director or officer. (b) Any Director or officer may be insured by insurance purchased and maintained by or for the Corporation against any expenses incurred in any proceeding and any liabilities asserted against him or her in his or her capacity as Director or officer, whether or not the Corporation would have the power to indemnify him or her against such liability.